Exhibit 99

FOR RELEASE 6:00 AM ET, October 29, 2014

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com
SUMMIT FINANCIAL GROUP REPORTS THIRD QUARTER 2014 RESULTS
Q3 2014 Diluted EPS $0.35 compared to $0.24 for Q3 2013 and $0.25 for Q2 2014; Core revenues up 6.1 percent in Q3 2014 compared to Q2 2014.
MOOREFIELD, WV - October 29, 2014 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported third quarter 2014 net income applicable to common shares of $3.14 million, or $0.35 per diluted share, compared to $2.08 million, or $0.24 per diluted share, for the third quarter of 2013, representing an increase of 51.3 percent, or 45.8 percent per diluted share. Q3 2014 earnings compared to Q3 2013 were positively impacted by a $1.54 million increase in net interest income and a $750,000 decline in provision for loan losses, but were negatively impacted by a $926,000 increase in write-downs of foreclosed properties.
Excluding from third quarter 2014 (on a pre-tax basis) realized securities gains of $128,000, losses on sales of foreclosed properties of $70,000, and write-downs of foreclosed properties of $1.58 million, Q3 2014 core earnings approximated $4.10 million, or $0.45 per diluted share. Excluding from Q3 2013 (on a pre-tax basis) realized securities gains of $132,000, gains on sales of foreclosed properties of $17,000, OTTI charges of $38,000 and write-downs of foreclosed properties of $654,000, Q3 2013 core earnings approximated $2.42 million, or $0.27 per diluted share.
For the nine months ended September 30, 2014, Summit recorded net income applicable to common shares of $7.58 million, or $0.85 per diluted share, compared with $4.70 million, or $0.55 per diluted share, for the comparable 2013 nine-month period, representing an increase of 61.2%, or 54.5 % per diluted share.
Excluding from the nine month period ended September 30, 2014 nonrecurring items (on a pre-tax basis) comprised of realized securities gains of $64,000, losses on sales of foreclosed properties of $199,000, OTTI charges of $1,000 and write-downs of foreclosed properties of $3.47 million, and from the 2013 first nine-month period realized securities gains of $116,000, losses on sale of foreclosed properties of $546,000, OTTI charges of $118,000 and write-downs of foreclosed properties of $3.08 million, core earnings for first nine months of 2014 were approximately $9.85 million, or $1.08 per diluted share, compared to $6.98 million, or $0.79 per diluted share, for the 2013 nine month period.
Highlights for Q3 2014 include:

•	Nonperforming assets declined for the eleventh consecutive quarter, reaching its lowest level since Q4 2008; foreclosed properties are at the lowest level since Q4 2009.

•	Net interest margin increased 15 basis points compared to the linked quarter and 32 basis points since Q3 2013.

•	Achieved loan growth of $54.7 million, or 5.8 percent (non-annualized) during the first nine months of 2014.

•	Core revenues increased for the fifth consecutive quarter.

•	Recorded charges of $1.58 million to write-down foreclosed properties compared to $962,000 in Q2 2014 and $654,000 million in Q3 2013.

•	Core noninterest expenses remained relatively unchanged compared to Q3 2013.

•	Summit’s regulatory capital ratios are at the highest levels in fourteen years.
H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “We are very pleased to report another quarter of solid performance improvements. We continued to enhance earnings, grow the loan portfolio, increase revenues, enhance net interest earnings, strengthen capital and reduce the portfolio of problem assets.”
Results from Operations
Total revenue for third quarter 2014, consisting of net interest income and noninterest income, grew 12.8 percent to $14.0 million compared to $12.4 million for the third quarter 2013. For the year-to-date period ended September 30, 2014, total revenue was $39.8 million compared to $37.1 million for the same period of 2013, representing a 7.3 percent increase.
Total core revenue (excluding nonrecurring items, enumerated above) was $13.9 million for third quarter 2014 compared to $12.3 million for the same prior-year quarter, an increase of 12.6 percent. For the first nine months of 2014, total core revenue (excluding nonrecurring items) was $39.8 million compared to $37.1 million for the first nine months of 2013, a 7.2 percent improvement.
For the third quarter of 2014, net interest income was $11.1 million, an increase of 16.1 percent from the $9.5 million reported in the prior-year third quarter and increased $757,000 compared to the linked quarter. The net interest margin for third quarter 2014 was 3.47 percent compared to 3.15 percent for the year-ago quarter, and 3.32 percent for the linked quarter.
Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for third quarter 2014 was $2.91 million compared to $2.86 million for the comparable period of 2014. Excluding realized securities gains/losses and OTTI of securities, noninterest income was $2.79 million for third quarter 2014, compared to $2.77 million reported for third quarter 2013.
The third quarter 2014 provision for loan losses was $250,000, compared to $1.0 million for the linked quarter and the year-ago quarter.
Core noninterest expense continues to be well-controlled. Total noninterest expense increased 11.6% to $9.19 million compared to $8.23 million for the prior-year third quarter. Excluding from noninterest expense (on a pre-tax basis) losses on sales of foreclosed properties of $70,000 in Q3 2014 and gains of $17,000 in Q3 2013 and write-downs of foreclosed properties of $1.58 million in Q3 2014 and $654,000 in Q3 2013, noninterest expense would have approximated $7.54 million for Q3 2014 compared to $7.59 million for the comparable period of 2013. Noninterest expense for the first nine months of 2014 decreased 0.5% compared to the first nine months of 2013.
Balance Sheet
At September 30, 2014, total assets were $1.43 billion, an increase of $42.4 million, or 3.1 percent since December 31, 2013. Total loans, net of unearned fees and allowance for loan losses, were $993.3 million at September 30, 2014, up $56.3 million, or 6.0 percent, from the $937.1 million reported at year-end 2013.
At September 30, 2014, deposits were $1.05 billion, an increase of $50.6 million, or 5.0 percent, since year end 2013. During first nine months of 2014, checking and savings grew by $20.2 million and $62.4 million, respectively, or 7.2 percent and 32.3 percent, respectively. Long-term borrowings and subordinated debentures declined by 42.5 percent since year end 2013, as the Company paid down $85.1 million in maturing borrowings, which was funded by growth in checking and savings deposits and short-term borrowings.

Asset Quality
As of September 30, 2014, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $58.5 million, or 4.10 percent of assets. This compares to $63.0 million, or 4.39 percent of assets at the linked quarter, and $77.1 million, or 5.55 percent of assets, at third quarter 2013.
Third quarter 2014 net loan charge-offs were $215,000, or 0.09 percent of average loans annualized; while adding $250,000 to the allowance for loan losses. The allowance for loan losses stood at $11.0 million, or 1.10 percent of total loans at September 30, 2014, compared to 1.33 percent at year-end 2013.
Capital Adequacy
Shareholders’ equity was $121.4 million as of September 30, 2014 compared to $111.1 million December 31, 2013 and $108.8 million at September 30, 2013. Tangible book value per common share increased to $11.81 at September 30, 2014 compared to $10.72 at December 31, 2013 and $10.48 at September 30, 2013.
Summit's depository institution, Summit Community Bank, Inc. (the “Bank”), is well in excess of regulatory requirements for a "well capitalized" institution at September 30, 2014. The Bank’s total risk-based capital ratio was 15.5 percent at September 30, 2014 compared to 15.7 percent at December 31, 2013, while its Tier 1 leverage capital ratio improved to 10.5 percent from the 10.4 percent reported at December 31, 2013.
About the Company
Summit Financial Group, Inc. is a $1.43 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.
NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, gains/losses on sales of assets, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income. Management deems believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2014 vs Q3 2013
	For the Quarter Ended		Percent
Dollars in thousands	9/30/2014	9/30/2013	Change
Condensed Statements of Income
Interest income
Loans, including fees	$13,033	$12,532	4.0%
Securities	1,724	1,512	14.0%
Other	3	1	200.0%
Total interest income	14,760	14,045	5.1%
Interest expense
Deposits	2,288	2,487	-8.0%
Borrowings	1,395	2,020	-30.9%
Total interest expense	3,683	4,507	-18.3%
Net interest income	11,077	9,538	16.1%
Provision for loan losses	250	1,000	-75.0%
Net interest income after provision for loan losses	10,827	8,538	26.8%

Noninterest income
Insurance commissions	1,105	1,057	4.5%
Service fees related to deposit accounts	1,177	1,106	6.4%
Realized securities gains (losses)	128	132	-3.0%
Other-than-temporary impairment of securities	—	(38)	-100.0%
Other income	503	606	-17.0%
Total noninterest income	2,913	2,863	1.7%
Noninterest expense
Salaries and employee benefits	4,026	4,050	-0.6%
Net occupancy expense	482	454	6.2%
Equipment expense	520	578	-10.0%
Professional fees	380	263	44.5%
FDIC premiums	480	503	-4.6%
Foreclosed properties expense	298	262	13.7%
Loss (gain) on sales of foreclosed properties	70	(17)	-511.8%
Write-downs of foreclosed properties	1,580	654	141.6%
Other expenses	1,350	1,484	-9.0%
Total noninterest expense	9,186	8,231	11.6%
Income before income taxes	4,554	3,170	43.7%
Income taxes	1,218	898	35.6%
Net income	3,336	2,272	46.8%
Preferred stock dividends	193	194	-0.5%

Net income applicable to common shares	$3,143	$2,078	51.3%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2014 vs Q3 2013

	For the Quarter Ended		Percent
	9/30/2014	9/30/2013	Change
Per Share Data
Earnings per common share
Basic	$0.42	$0.28	50.0%
Diluted	$0.35	$0.24	45.8%

Average shares outstanding
Basic	7,457,222	7,443,865	0.2%
Diluted	9,630,293	9,621,957	0.1%

Performance Ratios
Return on average equity (A)	11.13%	8.49%	31.1%
Return on average assets	0.93%	0.67%	38.8%
Net interest margin	3.47%	3.15%	10.2%
Efficiency ratio (B)	51.19%	56.22%	-8.9%

NOTE (A) - Net income divided by total shareholders’ equity.

NOTE (B) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2014 vs 2013

	For the Nine Months Ended		Percent
	9/30/2014	9/30/2013	Change

Interest income
Loans, including fees	$37,764	$38,234	-1.2%
Securities	5,403	4,684	15.4%
Other	7	4	75.0%
Total interest income	43,174	42,922	0.6%
Interest expense
Deposits	6,864	8,074	-15.0%
Borrowings	4,875	6,047	-19.4%
Total interest expense	11,739	14,121	-16.9%
Net interest income	31,435	28,801	9.1%
Provision for loan losses	2,250	3,500	-35.7%
Net interest income after provision for loan losses	29,185	25,301	15.4%

Noninterest income
Insurance commissions	3,377	3,373	0.1%
Service fees related to deposit accounts	3,291	3,202	2.8%
Realized securities gains	64	116	-44.8%
Other-than-temporary impairment of securities	(1)	(118)	-99.2%
Other income	1,670	1,741	-4.1%
Total noninterest income	8,401	8,314	1.0%
Noninterest expense
Salaries and employee benefits	12,052	12,155	-0.8%
Net occupancy expense	1,528	1,387	10.2%
Equipment expense	1,599	1,724	-7.3%
Professional fees	978	885	10.5%
FDIC premiums	1,477	1,557	-5.1%
Foreclosed properties expense	780	836	-6.7%
Loss (gain) on sales of foreclosed properties	198	546	-63.7%
Write-downs of foreclosed properties	3,471	3,078	12.8%
Other expenses	4,130	4,164	-0.8%
Total noninterest expense	26,213	26,332	-0.5%
Income before income taxes	11,373	7,283	56.2%
Income taxes	3,215	2,001	60.7%
Net income	8,158	5,282	54.4%
Preferred stock dividends	580	582	-0.3%

Net income applicable to common shares	$7,578	$4,700	61.2%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2014 vs 2013

	For the Nine Months Ended		Percent
	9/30/2014	9/30/213	Change
Per Share Data
Earnings per common share
Basic	$1.02	$0.63	61.9%
Diluted	$0.85	$0.55	54.5%

Average shares outstanding
Basic	7,455,952	7,438,216	0.2%
Diluted	9,626,942	9,618,328	0.1%

Performance Ratios
Return on average equity (A)	9.35%	6.46%	44.7%
Return on average assets	0.77%	0.51%	51.0%
Net interest margin	3.37%	3.17%	6.3%
Efficiency ratio (B)	52.69%	56.24%	-6.3%

NOTE (A) - Net income divided by total average shareholders’ equity.

NOTE (B) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Condensed Statements of Income
Interest income
Loans, including fees	$13,033	$12,515	$12,216	$12,507	$12,532
Securities	1,724	1,827	1,852	1,850	1,512
Other	3	2	2	2	1
Total interest income	14,760	14,344	14,070	14,359	14,045
Interest expense
Deposits	2,288	2,335	2,241	2,317	2,487
Borrowings	1,395	1,689	1,791	2,039	2,020
Total interest expense	3,683	4,024	4,032	4,356	4,507
Net interest income	11,077	10,320	10,038	10,003	9,538
Provision for loan losses	250	1,000	1,000	1,000	1,000
Net interest income after provision for loan losses	10,827	9,320	9,038	9,003	8,538

Noninterest income
Insurance commissions	1,105	1,091	1,181	1,056	1,057
Service fees related to deposit accounts	1,177	1,101	1,043	1,124	1,106
Realized securities gains (losses)	128	(43)	(22)	124	132
Other-than-temporary impairment of securities	—	(1)	—	—	(38)
Other income	503	557	581	592	606
Total noninterest income	2,913	2,705	2,783	2,896	2,863
Noninterest expense
Salaries and employee benefits	4,026	4,045	3,980	4,024	4,050
Net occupancy expense	482	505	541	466	454
Equipment expense	520	513	566	580	578
Professional fees	380	282	316	295	263
FDIC premiums	480	495	502	502	503
Foreclosed properties expense	298	229	254	209	262
Loss (gain) on sale of foreclosed properties	70	54	75	(28)	(17)
Write-downs of foreclosed properties	1,580	962	928	644	654
Other expenses	1,350	1,445	1,336	1,732	1,484
Total noninterest expense	9,186	8,530	8,498	8,424	8,231
Income before income taxes	4,554	3,495	3,323	3,475	3,170
Income taxes	1,218	1,063	934	687	898
Net income	3,336	2,432	2,389	2,788	2,272
Preferred stock dividends	193	193	193	194	194
Net income applicable to common shares	$3,143	$2,239	$2,196	$2,594	$2,078

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Per Share Data
Earnings per common share
Basic	$0.42	$0.30	$0.29	$0.35	$0.28
Diluted	$0.35	$0.25	$0.25	$0.29	$0.24

Average shares outstanding
Basic	7,457,222	7,457,222	7,453,370	7,450,379	7,443,865
Diluted	9,630,293	9,630,699	9,628,927	9,624,312	9,621,957

Performance Ratios
Return on average equity (A)	11.13%	8.37%	8.46%	10.15%	8.49%
Return on average assets	0.93%	0.69%	0.69%	0.80%	0.67%
Net interest margin	3.47%	3.32%	3.33%	3.24%	3.15%
Efficiency ratio - (B)	51.19%	52.86%	54.13%	57.31%	56.22%

NOTE (A) - Net income divided by average total shareholders’ equity.

NOTE (B) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013

Assets
Cash and due from banks	$3,933	$3,749	$3,827	$3,442	$4,571
Interest bearing deposits other banks	9,300	9,970	13,424	8,340	11,532
Securities	282,401	287,883	281,865	288,780	291,258
Loans, net	993,347	992,816	962,714	937,070	939,169
Property held for sale	47,252	48,783	52,241	53,392	45,303
Premises and equipment, net	20,132	20,301	20,457	20,623	20,780
Intangible assets	7,748	7,798	7,861	7,949	8,036
Cash surrender value of life insurance policies	36,417	36,151	35,881	35,611	35,257
Other assets	28,139	28,507	27,847	31,020	31,881
Total assets	$1,428,669	$1,435,958	$1,406,117	$1,386,227	$1,387,787

Liabilities and Shareholders' Equity
Deposits	$1,054,454	$1,057,795	$1,052,630	$1,003,812	$1,016,735
Short-term borrowings	127,432	91,729	68,974	62,769	54,163
Long-term borrowings and subordinated debentures	114,855	158,331	159,881	199,905	199,929
Other liabilities	10,566	10,638	10,105	8,669	8,155
Shareholders' equity	121,362	117,465	114,527	111,072	108,805
Total liabilities and shareholders' equity	$1,428,669	$1,435,958	$1,406,117	$1,386,227	$1,387,787

Book value per common share (A)	$12.62	$12.21	$11.91	$11.55	$11.32
Tangible book value per common share (A)	$11.81	$11.40	$11.09	$10.72	$10.48
Tangible equity / Tangible assets	8.0%	7.7%	7.6%	7.5%	7.3%

NOTE (A) - Assumes conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Summit Financial Group, Inc.
Total Risk Based Capital	14.3%	14.2%	14.2%	14.5%	14.5%
Tier 1 Risk-based Capital	12.5%	12.4%	12.4%	12.4%	12.1%
Tier 1 Leverage Ratio	9.2%	9.0%	9.0%	8.9%	8.9%

Summit Community Bank, Inc.
Total Risk Based Capital	15.5%	15.6%	15.6%	15.7%	15.5%
Tier 1 Risk-based Capital	14.4%	14.5%	14.5%	14.5%	14.3%
Tier 1 Leverage Ratio	10.5%	10.6%	10.6%	10.4%	10.4%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013

Commercial	$83,762	$90,096	$93,517	$88,352	$83,844
Commercial real estate
Owner occupied	156,765	154,260	150,025	149,618	151,261
Non-owner occupied	314,577	314,439	297,197	280,790	279,412
Construction and development
Land and development	61,088	64,246	67,342	71,453	73,089
Construction	27,239	20,902	18,327	15,155	12,323
Residential real estate
Non-jumbo	218,125	219,569	215,665	212,946	215,058
Jumbo	51,917	52,487	51,406	53,406	59,701
Home equity	64,256	61,248	56,161	54,844	53,674
Consumer	19,906	19,777	19,106	19,889	20,472
Other	6,753	6,798	5,037	3,276	3,374
Total loans, net of unearned fees	1,004,388	1,003,822	973,783	949,729	952,208
Less allowance for loan losses	11,041	11,006	11,069	12,659	13,039
Loans, net	$993,347	$992,816	$962,714	$937,070	$939,169

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Non interest bearing checking	$104,442	$106,134	$99,445	$92,837	$99,109
Interest bearing checking	195,183	187,855	195,898	186,578	186,702
Savings	255,880	243,323	228,854	193,446	193,285
Time deposits	498,949	520,483	528,433	530,951	537,639
Total deposits	$1,054,454	$1,057,795	$1,052,630	$1,003,812	$1,016,735

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	9/30/2014		3/31/2014	12/31/2013	9/30/2013

Gross loan charge-offs	$297	$1,312	$2,862	$1,669	$2,825
Gross loan recoveries	(82)	(249)	(272)	(289)	(742)
Net loan charge-offs	$215	$1,063	$2,590	$1,380	$2,083

Net loan charge-offs to average loans (annualized)	0.09%	0.43%	1.08%	0.58%	0.89%
Allowance for loan losses	$11,041	$11,006	$11,069	$12,659	$13,039
Allowance for loan losses as a percentage of period end loans	1.10%	1.10%	1.14%	1.33%	1.37%

Nonperforming assets:
Nonperforming loans
Commercial	$309	$415	$866	$1,224	$2,557
Commercial real estate	936	1,537	2,834	2,318	3,795
Commercial construction and development	—	3,601	3,653	3,782	3,761
Residential construction and development	4,592	5,248	6,599	9,048	9,128
Residential real estate	5,257	3,289	2,890	2,446	12,385
Consumer	146	129	73	128	145
Total nonperforming loans	11,240	14,219	16,915	18,946	31,771
Foreclosed properties
Commercial	110	110	—	—	—
Commercial real estate	5,815	5,762	8,523	9,903	9,961
Commercial construction and development	10,178	10,363	11,097	11,125	11,161
Residential construction and development	20,431	20,557	20,640	20,485	20,585
Residential real estate	10,718	11,991	11,981	11,879	3,596
Total foreclosed properties	47,252	48,783	52,241	53,392	45,303
Other repossessed assets	34	—	28	8	—
Total nonperforming assets	58,526	63,002	69,184	72,346	77,074

Nonperforming loans to period end loans	1.12%	1.42%	1.74%	1.99%	3.34%
Nonperforming assets to period end assets	4.10%	4.39%	4.92%	5.22%	5.55%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013

Commercial	$253	$376	$52	$74	$30
Commercial real estate	1,094	1,032	1,310	1,809	1,757
Construction and development	324	156	754	1,628	154
Residential real estate	5,087	5,775	3,847	4,332	4,697
Consumer	427	585	219	292	229
Other	18	—	—	—	50
Total	$7,203	$7,924	$6,182	$8,135	$6,917

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2014 vs Q3 2013
	Q3 2014			Q3 2013
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$995,270	$12,944	5.22%	$935,975	$12,468	5.28%
Tax-exempt	8,331	135	6.43%	5,258	95	7.17%
Securities
Taxable	208,891	1,084	2.06%	218,054	895	1.63%
Tax-exempt	83,956	970	4.58%	77,445	935	4.79%
Interest bearing deposits other banks and Federal funds sold	11,842	3	0.10%	7,081	1	0.06%
Total interest earning assets	1,308,290	15,136	4.59%	1,243,813	14,394	4.59%

Noninterest earning assets
Cash & due from banks	3,690			4,524
Premises & equipment	20,229			20,900
Other assets	112,103			109,219
Allowance for loan losses	(11,272)			(13,945)
Total assets	$1,433,040			$1,364,511

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$191,565	$55	0.11%	$183,042	$61	0.13%
Savings deposits	251,401	430	0.68%	194,810	278	0.57%
Time deposits	508,817	1,803	1.41%	543,552	2,147	1.57%
Short-term borrowings	123,495	98	0.31%	34,839	24	0.27%
Long-term borrowings and subordinated debentures	121,101	1,297	4.25%	199,940	1,996	3.96%
Total interest bearing liabilities	1,196,379	3,683	1.22%	1,156,183	4,506	1.55%

Noninterest bearing liabilities
Demand deposits	105,887			93,424
Other liabilities	10,857			7,831
Total liabilities	1,313,123			1,257,438

Shareholders' equity - preferred	9,283			9,309
Shareholders' equity - common	110,634			97,764
Total liabilities and shareholders' equity	$1,433,040			$1,364,511

NET INTEREST EARNINGS		$11,453		$9,888

NET INTEREST MARGIN			3.47%			3.15%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2014 vs YTD 2013
	YTD 2014			YTD 2013
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$977,336	$37,516	5.13%	$948,870	$38,038	5.36%
Tax-exempt	7,262	376	6.92%	5,560	298	7.17%
Securities
Taxable	213,089	3,565	2.24%	220,669	2,851	1.73%
Tax-exempt	80,814	2,785	4.61%	76,021	2,776	4.88%
Interest bearing deposits other banks
and Federal funds sold	9,737	6	0.08%	7,706	4	0.07%
Total interest earning assets	1,288,238	44,248	4.59%	1,258,826	43,967	4.67%

Noninterest earning assets
Cash & due from banks	3,790			4,430
Premises & equipment	20,414			21,006
Other assets	114,203			111,948
Allowance for loan losses	(11,887)			(15,726)
Total assets	$1,414,758			$1,380,484

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$189,581	$162	0.11%	$178,911	$193	0.14%
Savings deposits	232,730	1,137	0.65%	195,907	875	0.60%
Time deposits	520,937	5,566	1.43%	566,172	7,007	1.65%
Short-term borrowings	92,963	209	0.30%	25,579	50	0.26%
Long-term borrowings and
subordinated debentures	151,541	4,665	4.12%	203,019	5,997	3.95%
	1,187,752	11,739	1.32%	1,169,588	14,122	1.61%
Noninterest bearing liabilities
Demand deposits	101,006			94,139
Other liabilities	9,609			7,698
Total liabilities	1,298,367			1,271,425

Shareholders' equity - preferred	9,286			9,319
Shareholders' equity - common	107,105			99,740
Total liabilities and shareholders' equity	$1,414,758			$1,380,484

NET INTEREST EARNINGS		$32,509			$29,845

NET INTEREST MARGIN			3.37%			3.17%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended			For the Nine Months Ended
Dollars in thousands	9/30/2014	6/30/2014	9/30/2013	9/30/2014	9/30/2013

Core earnings applicable to common shares	$4,102	$2,907	$2,420	$9,850	$6,984

Realized securities gains (losses)	128	(43)	132	64	116
Applicable income tax effect	(47)	16	(49)	(24)	(43)
Gain (loss) on sale of foreclosed properties	(70)	(54)	17	(199)	(546)
Applicable income tax effect	26	20	(6)	74	202
Other-than-temporary impairment of securities	—	(1)	(38)	(1)	(118)
Applicable income tax effect	—	—	14	—	44
Write-downs foreclosed properties	(1,580)	(962)	(654)	(3,471)	(3,078)
Applicable income tax effect	585	356	242	1,284	1,139
	(959)	(668)	(342)	(2,272)	(2,284)
GAAP net income applicable to common shares	$3,143	$2,239	$2,078	$7,578	$4,700

Core diluted earnings per common share	$0.45	$0.32	$0.27	$1.08	$0.79

Realized securities gains (losses)	0.01	—	0.01	0.01	0.01
Applicable income tax effect	—	—	—	—	—
Gain (loss) on sale of foreclosed properties	(0.01)	(0.01)	—	(0.02)	(0.06)
Applicable income tax effect	—	—	—	0.01	0.02
Other-than-temporary impairment of securities	—	—	—	—	(0.01)
Applicable income tax effect	—	—	—	—	—
Write-downs of foreclosed properties	(0.16)	(0.10)	(0.07)	(0.36)	(0.32)
Applicable income tax effect	0.06	0.04	0.03	0.13	0.12
	(0.10)	(0.07)	(0.03)	(0.23)	(0.24)
GAAP diluted earnings per common share	$0.35	$0.25	$0.24	$0.85	$0.55

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended			For the NIne Months Ended
Dollars in thousands	9/30/2014	6/30/2014	9/30/2013	9/30/2014	9/30/2013

Total core revenue	$13,862	$13,069	$12,307	$39,773	$37,117

Realized securities gains/(losses)	128	(43)	132	64	116
Other-than-temporary impairment of securities	—	(1)	(38)	(1)	(118)
	128	(44)	94	63	(2)
GAAP total revenue	$13,990	$13,025	$12,401	$39,836	$37,115

Total core noninterest income	$2,785	$2,749	$2,769	$8,338	$8,316

Realized securities gains/(losses)	128	(43)	132	64	116
Other-than-temporary impairment of securities	—	(1)	(38)	(1)	(118)
	128	(44)	94	63	(2)
GAAP total noninterest income	$2,913	$2,705	$2,863	$8,401	$8,314

Total core noninterest expense	$7,535	$7,514	$7,594	$22,543	$22,708

(Gains)/losses on sales of foreclosed properties	70	54	(17)	199	546
Write-downs of foreclosed properties	1,580	962	654	3,471	3,078
	1,650	1,016	637	3,670	3,624
GAAP total noninterest expense	$9,185	$8,530	$8,231	$26,213	$26,332